FG FINANCIAL GROUP INC.

Common Stock: FGF
8% Preferred: FGFPP

July 2023

SAFE HARBOR

Cautionary Statements

This document is provided to assist investors and prospective investors in evaluating FG Financial Group, Inc. (the "Company") and may not contain all of the information that you consider necessary for an investment decision. The Company files Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which set forth risks associated with an investment in the Company, as well as Current Reports on Form 8-K, proxy statements, and other information about the Company (the "SEC Reports"), with the Securities and Exchange Commission. You may access these reports and such other information at our website, www.fgfinancial.com. This presentation is not an offer to sell or a solicitation of an offer to buy securities.

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "can," "contemplate," "continue," "could," "envision," "estimate," "expect," "evaluate," "forecast," "goal," "guidance," "indicate," "intend," "likely," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probable," "probably," "pro-forma," "project," "seek," "should," "target," "view," "will," "would," "will be," "will continue," "will likely result" or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company's future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current assumptions, estimates, expectations, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Factors that may cause actual circumstances or results to differ from our assumptions, estimates, expectations, and projections are described in the SEC Reports.

FG

IT ALL STARTS WITH A CAPITAL ALLOCATION PHILOSOPHY.

"*Grow intrinsic value* per share with a *long-term focus* using *fundamental research,* allocating capital to *asymmetric risk/reward* opportunities."

FG

FG Financial Group is a ***reinsurance and asset management holding company*** focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®

FG

INVESTMENT HIGHLIGHTS

Growing Reinsurance, Asset Management and Merchant Banking businesses with experienced management team

- **Momentum building flywheel strategy** of Reinsurance, Asset Management and Merchant Banking supports **long-term value creation**
- **Reinsurance** business enjoying the **hard market** conditions
- **Merchant Banking** division builds upon our success in reinsurance and SPACs
- Several initiatives to **grow assets under management** underway
- Reinsurance, Asset Management and Merchant Banking **team focused on capital allocation** and **asymmetrical risk/reward** opportunities

FG FINANCIAL STRATEGY

Evolving capital allocation model focused on asymmetric risk/reward opportunities

RESTRUCTURE 2019

Completed Sale of P&C insurance operations

Announced new business strategy

FOCUS 2020

New CEO Larry Swets

Name Change to FG Financial Group, Inc.

Launched Reinsurance Business

Funded FG Special Situations Fund

First SPAC: FG New America Acquisition Corp.

GROW 2021

Launched FG SPAC Platform

de-SPAC Completed: FG New America Acquisition Corp. merged with OppFi (leading FinTech firm)

de-SPAC Completed: Aldel Financial merged with Hagerty (leading specialty insurer)

Second Reinsurance Contract

GROW 2022-2023

de-SPACs Announced: FG Merger Corp. merger with iCoreConnect

FG Acquisition Corp. merger with ThinkMarkets

Grow Merchant Banking: FG Communities

Craveworthy Brands

Continue to grow Reinsurance business

FG FINANCIAL GROUP TEAM

Led by experienced capital allocators and operators in both public and private markets



KYLE CERMINARA, CFA
Chairman

- Co-Founder and CEO of Fundamental Global (FG)
- Former Buyside at T. Rowe Price, Point72 and Highside
- *Institutional Investor Magazine* "Best of the Buyside" for the financial services sector in 2006



LARRY G. SWETS, JR., CFA
Chief Executive Officer

- Founded Itasca Financial and sold to Kingsway Financial Services, where he became CEO
- Merchant Banker with public company executive and board experience including GreenFirst Forest Products, FG Financial Group and Limbach Holdings



JOE MOGLIA
Senior Advisor

- Former Chairman and CEO of TD Ameritrade and former executive at Merrill Lynch
- Grew TD Ameritrade from $700 million market cap to $20 billion+ market cap and sold to Charles Schwab
- Chair of Athletics and Former Head Football Coach at Coastal Carolina University
- Co-Founder of Fundamental Global (FG)

FG FINANCIAL GROUP STRATEGY

We look at the business from a long-term (5-10 years) vantage point

The FG Financial Group Flywheel



Write Opportunistic Reinsurance
Expand Merchant Banking Activities
Grow Assets Under Management

FG REINSURANCE PLATFORM

Conservative capital allocation philosophy to drive value

- Focus on reinsurance contracts with unique risk/reward characteristics
- Capital allocation mindset enables us to be patient
- Risk management through experienced underwriting of collateralized and loss capped reinsurance
- Complementary to Merchant Banking

FG REINSURANCE PLATFORM

Rapidly growing and profitable

- Led by experienced reinsurance team
- Grew Net Premiums Earned from $4.9M in 2021 to $13M in 2022
- Net Underwriting Profit[1] of $2.35M in 2022 & $1M in Q1 2023
- Contracts include a quota share supporting 3 syndicates at Lloyd's and a leading Insurtech carrier


FG Reinsurance Ltd
Cayman - Class B (iii) Insurer
Funds at Lloyd's
"FAL"
Traditional Property & Casualty
Future ILS Contracts

[1] Net Premiums Earned minus Net Losses and Loss Adjustment Expenses minus Amortization of Deferred Policy Acquisition Costs

D&O LIABILITY OPPORTUNITY

Representative of how team evaluates capital allocation opportunities

- Disruption in SPAC D&O insurance market has created opportunity
- Potential in small-cap and micro-cap company D&O insurance
- Risk-Assuming Entity being formed and licensed
- Reinsurance risk looks compelling
- Leverages our understanding of SPACs
- Evaluating capital commitment

MERCHANT BANKING

Leveraging the team's skillset across a larger universe of opportunities

- Strategy is natural progression which **builds upon our initial success** with reinsurance and SPACs
- Expands addressable market beyond SPACs to encompass a **larger universe of opportunities** including reverse mergers and sponsoring startups
- Offers **enhanced flexibility** to capitalize on asymmetric risk/reward opportunities
- Fortifies our strategy of leveraging the team's proven experience **running, sponsoring and creating innovative structures** for growing businesses

COMPLETED DE-SPACS

FG New America Acquisition Corp. now operates as OppFi, Inc.

(NYSE: OPFI)

Business Combination Agreement with OppFi closed on 7.20.2021

OppFi's Class A common stock and warrants began trading on the NYSE under the ticker symbols "OPFI" and "OPFI WS," respectively, on 7.21.2021

FG Financial Group Received:[1]

861,690 Class A Common Shares

358,419 Class A Warrants

Aldel Financial Inc. now operates as Hagerty

(NYSE: HGTY)

Business Combination Agreement with Hagerty, including $704 million PIPE, closed on 12.2.2021

Hagerty's Class A common stock and warrants began trading on the NYSE under the ticker symbols "HGTY" and "HGTY WS," respectively, on 12.3.2021

FG Financial Group Received:[1,2]

533,000 Shares

321,000 $15 Warrants

[1] Approximate exposure received
[2] Does not represent current ownership.

ANNOUNCED DE-SPACS

FG Merger Corp.

(Nasdaq: FGMCU)

Announced de-SPAC with iCoreConnect, a cloud-based SaaS company targeting the healthcare industry

FG Financial Group Owns:*

- 820,000 Common Shares
- 989,000 $11.50 Warrants
- 85,000 $15 Warrants

FG Acquisition Corp.

(TSX: FGAA.V)

Announced de-SPAC with ThinkMarkets, one of the fastest growing online & leveraged trading multi-asset brokerages globally

FG Financial Group Owns:*

- 819,000 Common Shares
- 1,400,000 $11.50 Warrants
- 440,000 $15 Warrants

AND[1]

Either
- 1,600,000 $11.50 Warrants
- OR
- $2M Cash

OR

A Combination of the Two

* Approximate exposure as of March 31, 2023.

[1] Based on certain adjustment provisions and the level of redemptions of FG Acquisition Corp.'s publicly traded warrants at the time of a merger.

MERCHANT BANKING

FG Communities

Acquiring manufactured housing communities

Self-administered, self-managed real estate company with a growing portfolio and a mission to preserve and improve affordable housing

Craveworthy Brands

Restaurant brand platform company

Diverse and highly efficient brands creating unique and craveworthy experiences for both consumers and prospective franchisees

CAP TABLE

Common Stock: FGF

Common Shares Outstanding[1]	10,303,738
Options (WAEP: $3.38)	130,000
Warrants	0
Fully Diluted Common Shares[2]	10,433,739
Public Float	4,439,574

Preferred Stock: FGFPP

8.00%
Cumulative Preferred, Series A

Shares Outstanding
894,580*

Par Value
$25.00

[1] Excludes 25,000 shares of restricted common stock to be issued in July 2023 under our 2021 equity incentive plan to an executive officer of FG Re.
[2] Excludes 1,040,302 restricted stock units issuable to our management team and members of our board of directors.

INVESTMENT HIGHLIGHTS

Growing Reinsurance, Asset Management and Merchant Banking businesses with experienced management team

- **Momentum building flywheel strategy** of Reinsurance, Asset Management and Merchant Banking supports **long-term value creation**
- **Reinsurance** business enjoying the **hard market** conditions
- **Merchant Banking** division builds upon our success in reinsurance and SPACs
- Several initiatives to **grow assets under management** underway
- Reinsurance, Asset Management and Merchant Banking **team focused on capital allocation** and **asymmetrical risk/reward** opportunities